UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2011
____________________

Tegal Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware (state or other jurisdiction) 000-26824

(Commission File Number)

I.R.S. Employer Identification No. 68-0370244

140 2nd Street Suite 318
Petaluma, CA 94952
(Address of Principal Executive Offices)

(707) 763-5600
(Registrant’s telephone number, including area code)

_____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement

On June 30, 2011, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Tegal Corporation (the “Company”), approved the issuance of 139,000 restricted stock units under the 2007 Equity Incentive Plan (the “Plan”) to Thomas R. Mika, Chief Executive Officer of the Company, 100,000 restricted stock units will be granted on June 30, 2011 and cliff vest 25% on each one year anniversary date for 4 years becoming fully vested on June 30, 2015.  39,000 restricted stock units will be granted in the fiscal year 2013 with a 4 year vesting schedule, 25% on each one year anniversary date becoming fully vested four years from grant date.  The Compensation Committee also approved the issuance of 48,989 restricted stock units to Christine Hergenrother, Chief Financial Officer of the Company.  The 48,989 restricted stock units will be granted on June 30, 2011 and cliff vest 25% on each one year anniversary date for 4 years becoming fully vested on June 30, 2015.

The vesting of the restricted stock units will be accelerated in the event of a change of control of the Company.  Each restricted stock unit will entitle the executives to receive one share of common stock of the Company.  The shares of the Company’s common stock distributable pursuant to the restricted stock units will be distributed upon vesting.  The executives will have no voting or dividend rights prior to the time when the Company’s common stock is distributed pursuant to the restricted stock units.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 30, 2011, the Compensation Committee of the Board of Tegal Corporation (the “Company”), approved discretionary bonuses for the following executive officers:

Name	Title	Amount of Bonus
Thomas Mika	President, Chief Executive Officer	$125,000
Christine Hergenrother	Vice President, Chief Financial Officer	$75,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2011	TEGAL CORPORATION
	By:	/s/ Christine Hergenrother
	Name: Title:	Christine Hergenrother Vice President & Chief Financial Officer

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